    Exhibit 10.04
January 28, 2022
Carol Meyrowitz
The TJX Companies, Inc.
770 Cochituate Road
Framingham, MA 01701

Re: Letter Agreement

Dear Ms. Meyrowitz,

Reference is made to the employment agreement between you and The TJX Companies, Inc. (“TJX” or “Company”) dated February 1, 2019 (the “Employment Agreement”). Subject to earlier termination as provided therein, your employment with TJX under the Employment Agreement will continue until January 29, 2022. By entering into this letter agreement with TJX (the “Letter Agreement”), you agree to extend your employment with TJX under the terms and conditions of the Employment Agreement, effective as of the date hereof, with the following modifications:
1.Section 1 of the Employment Agreement is hereby amended by replacing the third-to-last sentence thereof with the following:
“Subject to earlier termination as provided herein, Executive’s employment hereunder shall continue on the terms provided herein until February 1, 2025 (the ‘End Date’).”
2.Section 3(c)(ii) of the Employment Agreement (New Awards) is hereby amended to replace “in each of FY2020, FY2021 and FY2022” with “in each of FY2023, FY2024 and FY2025” and to add the following at the end thereof:
“With respect to each Annual Stock Award granted to Executive on or after January 30, 2022, and each LRPIP cycle that begins before and ends after the date of retirement and in which Executive has completed at least one full fiscal year of service prior to retirement, Executive shall continue to be eligible to satisfy the service requirements under such awards, in whole or in part, following her retirement, so long as she provides post-retirement services to the Company approved by the Board or a committee thereof, in each case in accordance with and subject to the terms of the applicable plan and award agreement or other operative document governing such awards.”
Except as otherwise amended by this Letter Agreement, the Employment Agreement shall continue in full force and effect. You acknowledge and agree that your employment with TJX under the Employment Agreement shall continue from and after the date hereof in accordance with the terms of the Employment Agreement, as amended by this Letter Agreement.
If you agree with the foregoing, please so indicate by signing the enclosed copy of this Letter Agreement in the space indicated below and returning it to the Company, whereupon this Letter Agreement will take effect as of the date hereof. This Letter Agreement shall constitute an agreement under seal.

[Signature Page Follows]

THE TJX COMPANIES, INC.

By: /s/ Scott Goldenberg
Name: Scott Goldenberg
Title: Chief Financial Officer

EXECUTIVE:

/s/ Carol Meyrowitz
Name: Carol Meyrowitz

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